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                                                        EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Financial Guaranty Insurance Company:

     We consent to the use of our report dated January 19, 1996 on the financial statements for Financial Guaranty Insurance Company as of December 31, 1995 and 1994, and for each of the years in the three-year period ended December 31, 1995 included in the Form 8-K of Advanta Mortgage Conduit Services, Inc., and to the reference to our firm under the heading "Experts" in the Prospectus Supplement.

     Our report refers to changes, in 1993, in accounting methods for multiple-year retrospectively rated reinsurance contracts and for the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities.



                                                       /s/ KPMG Peat Marwick LLP



New York, New York
September 16, 1996